UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 19, 2002


                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File Number 0-21923



            Illinois                                      36-3873352
------------------------------                    ------------------------------
      (State or other                                   (I.R.S. Employer
Jurisdiction of Incorporation)                         Identification No.)



                               727 North Bank Lane
                           Lake Forest, Illinois 60045
             -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (847) 615-4096
      ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 19, 2002, Wintrust Financial Corporation ("Wintrust") announced the signing of a merger agreement to acquire Lake Forest Capital Management Company ("LFCM"). LFCM is a 21-year old well-respected asset manager for both high net worth individuals and institutional clients located primarily in the Chicago metropolitan area. LFCM will retain its name and be merged into and operate as a separate division of Wayne Hummer Asset Management Company, Wintrust's existing asset management subsidiary.

The full terms of the transaction are not being disclosed by the parties; however, the initial consideration paid by Wintrust will include a combination of Wintrust's common stock, warrants to acquire Wintrust common stock and cash. Wintrust could pay additional contingent consideration, consisting of cash and/or common stock, upon the attainment of certain performance measures over the next four years. The common stock will be issued at the fair market value as determined in accordance with the merger agreement. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until a resale registration statement is filed, which is expected to be done shortly after the closing date, and declared effective by the Securities and Exchange Commission.

The transaction is subject to certain closing conditions and is expected to close in the first quarter of 2003.

Attached as Exhibit 99.1 is a copy of the press release relating to the transaction, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1     Press Release dated December 19, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         WINTRUST FINANCIAL CORPORATION
                                  (Registrant)




Date:  December 19, 2002                     /s/ David A. Dykstra
                                             -----------------------------------
                                             Senior Executive Vice President and
                                             Chief Operating Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit
-------

99.1     Press release dated December 19, 2002.

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